UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 27, 2012

BNC BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1226 Eastchester Drive, High Point, North Carolina	27265
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(336) 869-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement

On April 30, 2012, BNC Bancorp (the “Company”) issued a press release announcing that On April 27, 2012, its wholly owned banking subsidiary, Bank of North Carolina, had entered into a purchase and assumption agreement with The Bank of Hampton Roads (“BHR”), a subsidiary of Hampton Roads Bankshares, Inc. (the “Purchase Agreement”). Under the terms of the Purchase Agreement, the Bank of North Carolina will purchase the deposits and certain other assets of BHR’s banking operations located at Preston Corners in Cary, North Carolina and Meadowmont Village Circle in Chapel Hill, North Carolina. Consummation of the transaction is subject to numerous conditions as well as regulatory approvals. Bank of North Carolina intends to operate the branches if acquired.

The above summary of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of the Purchase Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 10.1 Purchase and Assumption Agreement dated April 27, 2012, by and between The Bank of Hampton Roads and the Bank of North Carolina.

Exhibit 99.1 Press Release dated April 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP
(Registrant)

By:	/S/ David B. Spencer
David B. Spencer
Executive Vice President and Chief Financial Officer
(Principal Accounting Officer)

Date:	May 1, 2012

EXHIBIT INDEX

Exhibit 10.1 Purchase and Assumption Agreement dated April 27, 2012, by and between The Bank of Hampton Roads and Bank of North Carolina

Exhibit 99.1 Press Release dated January 31, 2012